UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005
Arlington Tankers Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32343	98-0460376

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (441) 292-4456
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On December 12, 2005, Arlington Tankers Ltd. (“Arlington” or the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with The Royal Bank of Scotland plc. The Loan Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Loan Agreement is qualified in its entirety by reference to the full text of such document.
The Loan Agreement provides for a term loan facility of up to $229,500,000. The Company may borrow under this facility in up to three advances for the purposes of (1) refinancing the Company’s existing indebtedness under its Loan Facility Agreement with a group of banks for which Fortis Bank (Nederland) N.V. is acting as agent, (2) financing the purchase price for the Company’s previously announced acquisition of two Product tankers from the Stena Group and (3) general corporate purposes. Arlington expects to complete the refinancing of its existing indebtedness in December 2005 and to complete the vessel acquisitions in January 2006. Arlington’s ability to borrow amounts under the Loan Agreement will be subject to execution of customary documentation, including security documents, satisfaction of certain customary conditions precedent and compliance with the terms and conditions of the Loan Agreement.
The Loan Agreement matures on the earlier of (1) the fifth anniversary of the final advance date and (2) January 31, 2011. All amounts outstanding under the Loan Agreement must be repaid on that maturity date. There is no principal amortization prior to maturity.
Borrowings under the Loan Agreement will bear interest at a floating rate of LIBOR plus a margin of 75 basis points. The margin would increase to 85 basis points if the ratio of the value of the Company’s vessels to the amount outstanding under the loan facility falls below 2.0. In connection with the Loan Agreement, Arlington has entered into an interest rate swap agreement with the Royal Bank of Scotland. As a result of this swap, together with the benefits that Arlington expects to receive from the termination of its existing swap with Fortis Bank, Arlington expects that the interest rate under the new Loan Agreement will be effectively fixed at approximately 5.38%.
The Loan Agreement provides that security for borrowings made under the Loan Agreement will include the following:
•	guarantees by each of Arlington’s vessel owing subsidiaries;
•	first priority mortgages over each of Arlington’s vessels;
•	assignments of earnings, insurances and requisition compensation in respect of Arlington’s vessels; and
•	assignments of Arlington’s charters for its vessels.
The Loan Agreement provides that if at any time the aggregate market value of Arlington’s vessels that secure the obligations under the Loan Agreement is less than 125% of the loan amount, Arlington must either provide additional security or prepay a portion of the loan to reinstate such percentage.
The Loan Agreement contains restrictive covenants that prohibit Arlington and its vessel owning subsidiaries from, among other things:
•	permitting certain liens on assets;
•	selling or otherwise disposing of the Company’s vessels or selling other assets other than in arm’s-length transactions;
•	acquiring assets outside the ordinary course of the Company’s business, other than vessels;
•	merging, amalgamating or entering into similar agreements with other entities;
•	changing the nature of Arlington’s business from the ownership and operation of ships;
•	entering into certain types of vessel charters, including time charters or consecutive voyage charters of greater than 13 months (other than Arlington’s existing vessel charters and the charters to be entered into in connection with its new vessels to be acquired from Stena Group);
•	de-activating any vessel;
•	allowing certain work to be done on any vessel following the occurrence of an event of default or a potential event of default;
•	employing a manager for the Company’s vessels other than Northern Marine Management Ltd; or
•	paying dividends if an event of default under the facility agreement has occurred and is continuing or if the market value of the vessels does not exceed 140% of the loan amount; (or 125% of the loan amount if at the time of such dividend all of the Company’s mortgaged vessels are on time charter for a remaining period of at least 12 months).
The Loan Agreement also contains financial covenants requiring that at the end of each financial quarter (1) the Company’s total assets (adjusted to give effect to the market value of the vessels) less total liabilities is equal to or greater than 30% of such total assets and (2) the Company has positive working capital. In addition, the Loan Agreement contains covenants with respect to providing financial information to the lender and the maintenance of insurance on the Company’s vessels.

Each of the following events with respect to Arlington or any of its vessel owned subsidiaries, in some cases after the passage of time or notice or both, will be an event of default under the Loan Agreement:
•	non-payment of amounts due under the Loan Agreement;
•	breach of covenants;
•	misrepresentation;
•	cross-defaults to other indebtedness in excess of $1 million;
•	certain events of insolvency or bankruptcy;
•	cessation of operations;
•	certain changes in control of Arlington or its vessel owning subsidiaries;
•	certain payment breaches under the charters for Arlington’s vessels;
•	unlawfulness or repudiation;
•	if it becomes unlawful or impossible for Arlington or any of its subsidiaries to comply with its obligations under the Loan Agreement and related documents; or
•	the occurrence of any event or other circumstances, including changes in the financial position, state of affairs or prospects of Arlington or its subsidiaries or accidents involving a vessel, as a result of which the lender considers that there is a significant risk that Arlington is or will become unable to discharge its obligations under the Loan Agreement and related documents.
The Loan Agreement provides that upon the occurrence of an event of default, the lender may require that all amounts outstanding be repaid immediately and terminate our ability to borrow under the Loan Agreement and foreclose on the mortgages over the vessels and the related collateral.
This Current Report on Form 8-K contains certain forward-looking statements and information relating to the Company that are based on beliefs of the Company’s management as well as assumptions made by the Company and information currently available to the Company. In particular, the statements in this Current Report regarding the Company’s expectations as to the refinancing of its existing bank debt, the completion of the purchase of the new vessels and the effective interest rate under the Loan Agreement are forward-looking statements. When used in this Current Report, words such as “believe,” “intend,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “will,” “may,” “should,” and “expect” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. All statements in this document that are not statements of historical fact are forward-looking statements.
The forward-looking statements contained in this Current Report reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others: the possibility that the Company may not pay dividends, the highly cyclical nature of the tanker industry, global demand for oil and oil products, the number of newbuilding deliveries and the scrapping rate of older vessels, terrorist attacks and international hostilities, and compliance costs with environmental laws and regulations. These and other risks are described in greater detail in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the United States Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward- looking statements included in this press release. The Company does not intend, and does not assume any obligation, to update these forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON TANKERS LTD.

Date: December 16, 2005	By:	/s/ Edward Terino

Edward Terino Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Loan Agreement, dated 12 December 2005, between Arlington Tankers Ltd. and The Royal Bank of Scotland plc.